UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, the Board of Directors (the “Board”) of Douglas Emmett, Inc. (the “Company”), determined that Dan A. Emmett, Chairman of the Board, will not stand for reelection at the 2025 annual meeting of stockholders (the “Annual Meeting”) as a result of Mr. Emmett’s decision to retire from the Board at the end of his current term. In addition, on April 17, 2025, the Board determined that Ray C. Leonard will not stand for reelection at the Annual Meeting as a result of Mr. Leonard’s decision to retire from the Board at the end of his current term. Effective upon the conclusion of each of Mr. Emmett’s and Mr. Leonard’s term of service following the Annual Meeting, the size of the Board will decrease to eight directors. Neither Mr. Emmett’s nor Mr. Leonard’s decision not to stand for re-election was the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The Company thanks each of Mr. Emmett and Mr. Leonard for his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	April 21, 2025	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer